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                                                                      EXHIBIT 99


[PHYCOR LETTER HEAD]                                                NEWS RELEASE
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Contact:          Tarpley B. Jones
                  President and Chief Executive Officer
                  (615) 665-9066


                 PHYCOR FILES PRE-NEGOTIATED CHAPTER 11 PETITION
                           TO FACILITATE RESTRUCTURING


Nashville, Tennessee (January 31, 2002) - PhyCor, Inc. (OTCBB:PHYC) today announced that it and 48 of its subsidiaries have filed voluntary petitions for reorganization relief and a pre-negotiated reorganization plan (the "Plan") under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the "Court"). As previously disclosed in the Company's reports with the Securities and Exchange Commission, the Company has been in negotiations regarding a restructuring with an informal committee of holders of PhyCor's 4.5% convertible subordinated debentures (the "Bondholders") and E.M. Warburg, Pincus and Co. ("Warburg, Pincus"), which through its affiliates holds all of the Company's zero coupon convertible subordinated notes. PhyCor filed the Plan with the support of certain of these creditors, which collectively hold approximately two-thirds of PhyCor's outstanding indebtedness.

The bankruptcy filing relates to the Company and a substantial majority of its subsidiaries, but it does not include PhyCor's independent practice association ("IPA") businesses that currently operate in California, Illinois, Kansas and Tennessee under the names of North American Medical Management (NAMM) and PrimeCare. The Company elected to seek Chapter 11 protection to realign its capital structure and to preserve the value of its remaining businesses for its creditors.

The Plan is subject to a number of conditions, including approval by certain of the Company's creditors and confirmation by the Court. If the Plan is confirmed, the general, unsecured creditors of PhyCor, including the Bondholders and Warburg, Pincus, will receive shares of reorganized PhyCor's common stock or, in certain instances, cash in an amount equal to 11.7% of their claims in full satisfaction of their claims.

Under the terms of the Plan, PhyCor's outstanding common stock, options and warrants will be cancelled and current shareholders and warrantholders will not receive any consideration, either in cash or in newly issued stock. PhyCor currently has approximately 75,000,000 shares of common stock outstanding, 2,454,051 stock options outstanding and 348,014 warrants outstanding.


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PHYC Files Pre-Negotiated Chapter 11
   Petition to Facilitate Restructuring
Page 2
January 31, 2002



Because the Company's IPA operations, including the operations of PrimeCare Medical Network, Inc., a subsidiary of PhyCor that operates in California and holds a limited Knox-Keene license, will remain entirely outside and not be a part of the Chapter 11 cases, the Company anticipates that the liabilities associated with its NAMM operations will be paid in the normal course of business. These entities are not dependent on PhyCor for cash, claims payment processing, or other services.

The Company also announced that Thompson S. Dent has resigned as President and Chief Executive Officer of the Company effective immediately, but will continue as Chairman of the Board until the Plan is consummated. Tarpley B. Jones, currently PhyCor's Executive Vice President and Chief Financial Officer, has succeeded Mr. Dent as President and Chief Executive Officer.

Mr. Dent has led the Company as Chairman, President and Chief Executive Officer for the past 19 months during extremely difficult and challenging times. During these months, the Company paid down all of its outstanding bank indebtedness, sold clinic assets, returned certain of its operating units to profitability, and negotiated and prepared the Plan. Upon confirmation of the Plan, a new Board of Directors for the Company that will consist of Mr. Jones as Chairman and three directors chosen by the Bondholders and one director chosen by Warburg, Pincus will be appointed.

Mr. Dent said that while the Company and industry results over the last several years leave him disappointed for bondholders, creditors, shareholders and employees, he believes the Company is now positioned for a successful emergence as a physician network management organization.

Mr. Dent continued, "The greatest honor in my business career has been to work for the last 14 years with a Board of Directors, other Company co-founders, and a team of employees who were incredibly talented and committed people of integrity. The story of PhyCor is about a large group of employees who cared deeply about improving healthcare and had a passion and vision for being part of the solution. Most of those wonderful people are no longer with the Company but continue their zeal to affect positively the healthcare industry in their work with other leading healthcare organizations. Those who are continuing with the Company embody the values and talent that always distinguished PhyCor. These employees are the key to the success of the restructured company; however, it was through the efforts of dozens of current and former employees that the Company was able to accomplish what it has in the last 19 months and preserve a core business upon which to build. I am enthused about the future direction of the Company and the opportunity for growth. It is my hope that the remaining employees enjoy enormous success as they move forward."


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PHYC Files Pre-Negotiated Chapter 11
   Petition to Facilitate Restructuring
Page 3
January 31, 2002



Commenting on the future of operations, Mr. Jones said, "The performance to date of PhyCor's IPA business establishes a base to restructure the Company's balance sheet in a way that provides the opportunity for a viable future for PhyCor and a preservation of value for our creditors. Our California operations in the Inland Empire through our PrimeCare subsidiary and our NAMM operations in Northern and Southern California are performing on plan. NAMM of Illinois, with operations in the Chicago area, and our IPAs in Kansas City and Nashville are profitable. Our physician group contract management and physician group solutions businesses are also performing well. The Chapter 11 filing is an important step in PhyCor's plans to stabilize its capital structure and to offer its creditors the opportunity to participate in the Company's future growth. It will allow us to focus on providing services to our customers through our remaining, viable businesses, which have revenues in excess of $250 million. The Chapter 11 case is not expected to have any impact on our continuing operations, and medical claims arising under our IPA obligations will be paid on a timely basis in the ordinary course of business."

The Plan, as well as the Company's Disclosure Statement, are on file with the Court and are available for review and copying during the Court's normal business hours.

PhyCor is a medical network management company headquartered in Nashville, Tennessee that develops and manages IPAs, provides contract management services to physician groups, and provides consulting services to independent medical organizations.

Statements about the Plan or about future operations of the Company made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict, including, but not limited to, the ability of the Company to operate successfully under a Chapter 11 case; confirmation of the Plan by the Court and approval of the creditors; the ability of the IPAs to negotiate contracts with payors and the possibility of decreases in federal reimbursement. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.


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